SECOND AMENDMENT TO
EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

This Second Amendment to Executive Supplemental Compensation Agreement is entered into as of January 23, 2009, by and between Valley Business Bank, a California banking corporation (formerly known as Bank of Visalia) (the “Bank”) and Roy O. Estridge (“Executive”).

RECITALS

A.           The Bank and Executive are parties to that certain Executive Supplemental Compensation Agreement dated as of April 15, 2002, as amended by that certain Amendment dated as of December 31, 2008 (collectively, the “Original Agreement”).  Capitalized terms used in this Second Amendment without definition shall have the meanings given such terms in the Original Agreement.

B.           Valley Commerce Bancorp, the parent company of the Bank, anticipates that it will participate in the United States Treasury Department’s TARP Capital Purchase Program (the “CPP”).  For purposes of this Second Amendment, the “CPP Covered Period” shall mean any period during which (i) Executive is a senior executive officer and (ii) the Treasury Department holds an equity or debt position acquired from Valley Commerce Bancorp in the CPP.

C.           The CPP imposes certain limits on the amount of benefits that may be paid to Executive under the Original Agreement.  The parties desire to amend the Original Agreement to preserve certain of the benefits to Executive under the Original Agreement.

NOW, THEREFORE, the parties agree to the following:

1.           Amendment.  The following amendment of Section 1.2 of the Original Agreement shall be effective during the CPP Covered Period.  During the CPP Covered Period, Section 1.2 is amended in its entirety to read as follows:

1.2           Applicable Percentage.  The term “Applicable Percentage” shall mean that percentage listed on Schedule “A” attached hereto which is adjacent to the number of calendar years which shall have elapsed from the date of this Agreement and ending on the date the Executive terminates employment with the Bank.  Notwithstanding the foregoing or the percentages set forth on Schedule “A”, but subject to all other terms and conditions set forth herein, the “Applicable Percentage” shall be:  one hundred percent (100%) upon the occurrence of a Change in Control, or the Executive’s Disability, or the Executive’s death.

2.           No Further Modification.  Except as expressly provided in this Second Amendment, the Original Agreement remains unmodified and in full force and effect.  In the event of a conflict between the provisions of the Original Agreement and this Second Amendment, the provisions of this Second Amendment shall control.

The parties have executed this Second Amendment as of the date set forth above.

EXECUTIVE:	BANK:

Valley Business Bank, a California
/s/ Roy O. Estridge	banking corporation
Roy O. Estridge
	By:	/s/ Donald A. Gilles
	Name:	Donald A. Gilles
	Title:	President / CEO